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                                                                      Exhibit 24




         The undersigned hereby makes, constitutes and appoints Stephen J. Felice, Thomas J. Fitzpatrick and Thomas M. Molchan, each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Annual Report on Form 10-K for the fiscal year ended June 30, 1998 of DecisionOne Holdings Corp. and any amendents thereto pursuant to the Securities Exchange Act of 1934, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.




Dated: September 17, 1998                         /s/ Peter T. Grauer*
                                                  ----------------------------
                                                  /s/ Peter T. Grauer

* Identical powers-of-attorney (other than the signature blocks) were executed by Lawrence M.v.D. Schloss and Kirk B. Wortman.